UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2022

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas
New York, NY 10019

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2022, the Board of Directors (the “Board”) of fuboTV Inc. (the “Company”) appointed John Janedis as Chief Financial Officer of the Company, effective February 7, 2022 (the “Effective Date”). The Board also designated Mr. Janedis as the Company’s principal financial officer and principal accounting officer, each as of the Effective Date, succeeding Simone Nardi in each such role.

Mr. Janedis, age 51, has served as Managing Director, Senior Equity Research Analyst at Wolfe Research, LLC, a sell-side research firm, since March 2020, focusing on the media, cable and telecommunications industries. Prior to that, he was Senior Vice President, Capital Markets, Treasurer and Investor Relations at TEGNA Inc., a media company, from December 2018 to March 2020. Before Tegna, Mr. Janedis served as Managing Director, Senior Equity Research Analyst at each of Jefferies LLC from 2014 to 2018, UBS Securities from 2010-2014 and Wells Fargo Securities from 2006 to 2010. Prior to these roles, he held several equity research positions at Banc of America Securities from 2000 to 2006 and Morgan Stanley & Co. from 1999 to 2000. Mr. Janedis received his bachelor’s degree in Economics and Master of Business Administration from New York University.

In connection with the appointment of Mr. Janedis as Chief Financial Officer, the Company entered into an employment letter setting forth the terms of his employment. The employment letter provides for an initial annual base salary of $430,000 and an annual bonus with a target amount equal to 50% of his annual base salary. In connection with Mr. Janedis’ appointment, the Company will grant him an award of restricted stock units covering that number of shares of the Company’s common stock with a value equal to $2,000,000 on the grant date based on the volume weighted average closing price per share of our common stock for the month in which his employment commences (the “Initial RSU Award”). The Initial RSU Award will be granted pursuant to the Company’s 2020 Equity Incentive Plan and will be subject to the terms and conditions of a restricted stock unit award agreement. The Initial RSU Award will vest over a four-year period, subject to Mr. Janedis’ continued employment with the Company through each such vesting date.

Regardless of the manner in which Mr. Janedis’ employment terminates, he will be entitled to receive amounts previously earned during the term of his employment, including unpaid salary and accrued but unpaid benefits. In addition, Mr. Janedis will be entitled to certain severance benefits under his employment letter, subject to his execution of a release of claims. Upon termination without “cause” or resignation for “good reason” (as both are defined in the employment letter), Mr. Janedis will be entitled to: (A) continuation of his base salary for 12 months, (B) a lump sum equal to his annual target bonus for the year in which such termination occurs; and (C) accelerated vesting of any then-unvested portion of the Initial RSU Award.

Item 7.01 Regulation FD Disclosure.

On February 3, 2022, the Company issued a press release (the “Press Release”) regarding Mr. Janedis’ appointment as Chief Financial Officer of the Company. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated February 3, 2022, regarding Chief Financial Officer appointment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: February 3, 2022	By:	/s/ David Gandler
David Gandler
Chief Executive Officer